Exhibit 10.8

THIS AGREEMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.
THE SHARES OF THE COMPANY ARE LISTED ON THE NASDAQ STOCK MARKET.

A. SCHULMAN, INC.
AWARD AGREEMENT
A. Schulman, Inc. (the “Company”) believes that its business interests are best served by extending to you an opportunity to earn additional compensation based on the growth of the Company’s business. To this end, the Company adopted, and its stockholders approved, the [Amended and Restated 2006 Incentive Plan/2010 Value Creation Rewards Plan/2014 Equity Incentive Plan] (the “Plan”) as a means through which employees like you may share in the Company’s success. Capitalized terms that are not defined herein shall have the same meanings as in the Plan.

1.
Nature of Award. Effective as of the date specified (the “Grant Date”) in the attached Notice of Grant (the “Grant Notice”), the Company hereby grants to the individual identified in the Grant Notice (the “Participant”) awards as set forth in the Grant Notice (the “Awards”). The Awards are subject to the terms and conditions described in the Grant Notice, this Award Agreement, the Summary of Performance Objectives attached hereto, and the Plan.

2.
Number of Units. The number of Units in your Awards are set forth in the Grant Notice. For purposes of this Award Agreement, each whole Unit (as defined in the applicable Grant Notice) represents the right to receive one Share upon settlement of the Awards, as applicable under the Grant Notice.

3.
Vesting. Your Units will be settled or will be forfeited depending on whether the terms and conditions described in this Award Agreement, the Summary of Performance Objectives, the Plan and the Grant Notice are satisfied.

(a)
Normal Vesting Date. Your Units will be subject to vesting in accordance with the schedule identified in the Grant Notice (the “Normal Vesting Date”) and the number of Units that actually vest may be between 0% and 100% of your Units. If the scheduled Normal Vesting Date is a non-business day, the next following business day will be considered the Normal Vesting Date.

(b)	Restricted Stock Units. Your Restricted Stock Units will vest on the third anniversary of the Grant Date provided your employment has not terminated prior to that date.

(c)
Performance Objectives for Performance Units (ROIC) Award. If you received an Award of Performance Units (ROIC) in the Grant Notice, your Award will vest depending on the Company’s ROIC, determined at the end of the Performance Period. The Company’s ROIC at the end of the Performance Period may be achieved at “threshold”, “target” or “maximum” levels. The number of Units that vest on the Normal Vesting Date will be multiplied by the vesting percentage that corresponds to the level of achievement of the Company’s ROIC at the end of the Performance Period relative to the goals set forth in your Summary of Performance Objectives (i.e., 25% at “threshold”, 50% at “target”, or 100% at “maximum”).

None of these performance-based Units will vest if the Company’s ROIC at the end of the Performance Period is less than the “threshold” level of achievement set forth in your Summary of Performance Objectives. No more than 100% of these performance-based Units will vest if the Company’s ROIC at the end of the Performance Period exceeds the “maximum” level of achievement set forth in your Summary of Performance Objectives. If the Company’s ROIC is between two percentages, the number of performance-based Units that vest will be mathematically interpolated by the Company. Notwithstanding the foregoing, any performance-based Units that do not vest as of the Normal Vesting Date shall be forfeited.

Exhibit 10.8

(i)	Definitions. As used in this Agreement with respect to an Award of Performance Units (ROIC):

A.	Performance Period. The three-year period beginning on the September 1 last preceding the Grant Date.

B.
ROIC. The three-year average annual Return on Invested Capital. Return on Invested Capital is calculated for each fiscal year in the Performance Period by dividing the Company’s NOPAT for such period by the Company’s Average Invested Capital for such period. The ROIC is compared to the performance objectives set forth in your Summary of Performance Objectives to determine the vesting percentage.

C.
NOPAT. The Company’s net operating profit after taxes from continuing operations (based on an assumed effective tax rate of 30%), based on non-GAAP earnings, for each fiscal year in the Performance Period.

D.
Average Invested Capital. Invested capital is calculated as the sum of the Company’s total assets (excluding cash and cash equivalents and goodwill), net of its total liabilities (excluding long-term and short-term debt and capital leases) at the end of each month during the Performance Period. Average Invested Capital for each fiscal year in the Performance Period is the average of the twelve month-end invested capital amounts.

(d)
Performance Objectives for Performance Units (EPS) Award. If you received an Award of Performance Units (EPS) Award in the Grant Notice, your Award will vest depending on the Company’s Cumulative EPS for the Performance Period determined at the end of the Performance Period. The Company’s cumulative EPS at the end of the Performance Period may be achieved at “threshold”, “target” or “maximum” levels. The number of Shares that vest on the Normal Vesting Date will be multiplied by the vesting percentage that corresponds to the level of achievement of the Company’s Cumulative EPS at the end of the Performance Period relative to the goals set forth in your Summary of Performance Objectives (i.e., 25% at “threshold”, 50% at “target”, or 100% at “maximum”).

None of these performance-based Units will vest if the Company’s cumulative EPS at the end of the Performance Period is less than the “threshold” level of achievement. No more than 100% of these performance-based Units will vest if the Company’s cumulative EPS at the end of the Performance Period exceeds the “maximum” level of achievement. If the Company’s cumulative EPS is between two amounts, the number of performance-based Units that vest will be interpolated by the Company. Notwithstanding the foregoing, any performance-based Units that do not vest as of the Normal Vesting Date shall be forfeited.

(i)	Definitions. As used in this Agreement with respect to an Award of Performance Units (EPS):

A.
Cumulative EPS. Cumulative EPS is calculated as the sum of diluted EPS for each fiscal year in the Performance Period. The three-year Cumulative EPS is compared to the performance objectives set forth in your Summary of Performance Objectives to determine the vesting percentage.

B.	Diluted EPS. Diluted EPS for each fiscal year in the Performance Period is the non-GAAP diluted EPS as reported by the Company.

C.	Performance Period. The three-year period beginning on the September 1 last preceding the Grant Date.

Exhibit 10.8

(e)
Committee Certification for Awards of Performance-Based Units (ROIC or EPS). Notwithstanding the foregoing, to the extent that the Company intends Performance Units to constitute “performance-based compensation” for purposes of Code Section 162(m), no performance-based Units will vest until the Committee (as defined in the Plan) certifies the extent to which the performance objectives described in Section 3(c) or 3(d) have been satisfied during the relevant Performance Period.

(f)	Change in Control. Notwithstanding the foregoing, in the event of a Change in Control:

(i)
Performance Unit (ROIC) Award. You will immediately vest in the number of performance-based Units at the “target” level of performance in the event of a Change in Control during the Performance Period.

(ii)	Performance Unit (EPS) Award. You will immediately vest in the number of performance-based Units at the “target” level of performance in the event of a Change in Control during the Performance Period.

(iii)	Restricted Stock Unit Award. Your Restricted Stock Units will immediately vest in the event of a Change in Control.

To the extent that your Units are subject to the requirements of Section 409A of the Code, any Change in Control must also constitute a “change in control event” as defined in Section 409A of the Code.

4.	Effect of Termination. You may forfeit your Awards if you terminate employment prior to the Normal Vesting Date, although this will depend on the reason for your termination, as provided below:

(a)	Performance-Based Unit (ROIC or EPS) Awards.

(i)
Termination Due to Death, Disability, or Retirement. If you terminate employment due to your death, Disability, or Retirement (provided that the Committee agrees to treat such termination as Retirement), you will vest in a prorated number of your performance-based Units. The prorated number will be equal to the product of: (x) the number of performance-based Units that would have vested if you terminated on the Normal Vesting Date, and (y) a fraction, the numerator of which is the number of whole months between the Grant Date and your termination date, and the denominator of which is 36. Further, your prorated performance-based Units will vest only to the extent that the performance criteria described in Sections 3(c) or 3(d), as applicable, are satisfied at the Normal Vesting Date. For purposes of this calculation, a whole month will be determined on the basis of each monthly anniversary of the Grant Date occurring before the date of death, Disability, or Retirement.

If the performance criteria set forth in Sections 3(c) or 3(d), as applicable, are not satisfied as of the Normal Vesting Date, all of your performance-based Units will be forfeited.

(ii)
Termination for Any Other Reason. If you terminate for any reason other than due to death, Disability, or Retirement as specified in Section 4(a)(i), all of your performance-based Units will be forfeited.

(b)	Restricted Stock Unit Award.

(i)	Termination Due to Death or Disability. If you die or become Disabled, your Restricted Stock Units will fully vest on the date of your death or Disability.

(ii)	Termination Due to Retirement. If you terminate due to Retirement, and provided that the Committee agrees to treat your termination as a Retirement, you will vest in a prorated portion

Exhibit 10.8

of your Restricted Stock Units determined by multiplying the number of Units of Restricted Stock by a fraction, the numerator of which is the number of whole months you were employed from the Grant Date to the date of Retirement, and the denominator of which is 36. For purposes of this calculation, a whole month will be determined on the basis of each monthly anniversary of the Grant Date occurring before the date of Retirement.

(iii)	Termination for any Other Reason. If you terminate under any other circumstances, all Restricted Stock Units will be forfeited on your termination date.

5.
Settlement. If all applicable terms and conditions have been met, your Awards will be settled according to the terms in the Grant Notice as soon as administratively practicable, but no later than 60 days after the later of (a) the Normal Vesting Date, or (b) the date on which the Committee certifies the satisfaction of the performance objectives (if applicable) pursuant to Section 3(e). Any fractional Units will be settled in cash based on the Fair Market Value of a Share on the settlement date.

6.	Other Terms and Conditions.

(a)	Rights With Respect to Shares.

(i)	Rights During Performance Period for Performance Unit (ROIC or EPS) Awards.

A.	Voting Rights. During the Performance Period, you will have no voting rights with respect to the Units.

B.
Dividend Equivalent Rights. You shall be granted dividend equivalent rights entitling you to a payment equal to the amount of any cash dividends that are declared and paid during the Performance Period with respect to the number of Target Units subject to the terms and conditions of the Plan and this Award Agreement. Your dividend equivalent rights shall be subject to the same terms and conditions as the related performance-based Units and shall vest and be settled in cash if, when and to the extent the related performance-based Units vest and are settled. In the event a performance-based Unit is forfeited under this Award Agreement, the related dividend equivalent right also will be forfeited.

(ii)	Rights Prior to Vesting for Restricted Stock Unit Award.

A.	Voting Rights. Until your Units vest, you will have no voting rights with respect to the Units.

B.
Dividend Equivalent Rights. You shall be granted dividend equivalent rights entitling you to a payment equal to the amount of any cash dividends that are declared and paid with respect to your Restricted Stock Units, subject to the terms and conditions of the Plan and this Award Agreement. Your dividend equivalent rights shall be subject to the same terms and conditions as the related Restricted Stock Units and shall vest and be settled in cash if, when and to the extent the related Restricted Stock Units vest and are settled, depending on whether or not you have met the conditions described in this Award Agreement, the Grant Notice and in the Plan. In the event that a Restricted Stock Unit is forfeited under this Award Agreement, the related dividend equivalent rights will also be forfeited.

(b)
Beneficiary Designation. You may name a beneficiary(ies) to receive any portion of your Awards and any other right under the Plan that is unsettled at your death. To do so, you must complete a beneficiary designation form by contacting ____________, Total Rewards Manager, by telephone ((330) ___-

Exhibit 10.8

____) or email (__________@us.aschulman.com). If you previously completed a valid beneficiary designation form, such form will apply to the Awards until it is changed or revoked. If you die without correctly completing a beneficiary designation form, or if your designated beneficiary does not survive you, your beneficiary will be your surviving spouse or, if you do not have a surviving spouse, your estate.

(c)
Tax Withholding. The Company or an Affiliate, as applicable, will have the power and right to deduct, withhold or collect any amount required by law or regulation to be withheld with respect to any taxable event arising with respect to the Awards. To the extent permitted by the Committee, in its sole discretion, this amount may be: (i) withheld from other amounts due to you (e.g. from your salary), (ii) withheld from the value of any Awards being settled or any Shares transferred in connection with payment of the Awards, (iii) withheld from the vested portion of any Awards (including Shares transferable thereunder), whether or not being paid at the time the taxable event arises, or (iv) collected directly from you.

Subject to the approval of the Committee, you may elect to satisfy the withholding requirement, in whole or in part, by having the Company or an Affiliate, as applicable, withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction; provided that such Shares would otherwise be distributable at the time of the withholding and if such Shares are not otherwise distributable at the time of the withholding, provided that you have a vested right to distribution of such Shares at such time. All such elections will be irrevocable and made in writing and will be subject to any terms and conditions that the Committee, in its sole discretion, deems appropriate.

(d)
Transferring Your Awards. Normally, your Awards may not be transferred to another person. However, as described above, you may complete a beneficiary designation form to name the person to receive any portion of your Awards that are settled after you die.

(e)
Governing Law. This Award Agreement will be construed in accordance with and governed by the laws (other than laws governing conflicts of laws) of the State of Ohio, except to the extent that the Delaware General Corporation Law is mandatorily applicable.

(f)
Other Agreements. Your Awards are subject to the terms of any other written agreements between you and the Company or a Related Entity or Affiliate to the extent that those other agreements do not directly conflict with the terms of the Plan or this Award Agreement.

(g)
Adjustments to Your Awards. Subject to the terms of the Plan, your Awards will be adjusted, if appropriate, to reflect any change to the Company’s capital structure (e.g., the number of your Shares will be adjusted to reflect a stock split, a stock dividend, recapitalization, including an extraordinary dividend, merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of Shares or other similar corporate change affecting Shares).

(h)	Other Rules. Your Awards are subject to additional rules as described in the Plan. You should read the Plan carefully to ensure you fully understand all the terms and conditions of your Awards.

SUMMARY OF PERFORMANCE OBJECTIVES
(provided separately)